Exhibit 1

TRIDAN CORP.

CODE OF ETHICS

A copy of this code of ethics is incorporated by reference to Exhibit 1 to the registrant’s Form N-CSR dated April 30, 2022 for its fiscal year ended April 30, 2022, filed with the Securities and Exchange Commission.